UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada		001-33166	20-4745737

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive			89144
Las Vegas,	Nevada

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:              (702) 851-7300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 193 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant's Business and Operations

Item 1.01             Entry into a Material Definitive Agreement.

On October 14, 2019, Allegiant Travel Company (the "Company") entered into a new Employment Agreement with John Redmond under which Mr. Redmond will continue to serve as the President of the Company. The Employment Agreement has a three-year term expiring on September 30, 2022 and may be extended by both parties for an additional two years. Under the Employment Agreement, Mr. Redmond will not receive any cash base salary and will not participate in the Company’s annual cash bonus plan. Under the Employment Agreement and related equity grant agreement, the sole base compensation to Mr. Redmond will be equity grants of 87,000 shares of restricted stock granted coincident with the execution of the agreement plus an additional 18,000 shares of restricted stock to be granted in January 2020 provided Mr. Redmond’s employment continues at that time. The restricted stock will vest over a three-year period subject to pro rata acceleration upon death, disability, termination of employment without cause or upon a resignation with good reason. On a renewal of the agreement, Mr. Redmond’s base compensation will be an additional 50,000 shares of restricted stock for the two-year extension period vesting over such two-year period.

The Employment Agreement also provides for a formula performance bonus based on the operating results of the Sunseeker Resort - Charlotte Harbor (the “Project”). The bonus will be equal to 10% of the excess of (i) a multiple (13 times) of the first year EBITDA of the Project over (ii) the Project cost, with the result reduced by a bonus credit of $6.5 million. The bonus is based on EBITDA generated during the first year of operations of the first and any subsequent phase of the Project. Bonus amounts earned for the second and any subsequent phase of the Project are reduced by amounts paid with respect to any earlier phase. The Sunseeker bonus may be paid in stock or cash at the option of the Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2019	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory Anderson
	Name:	Gregory Anderson
	Title:	Chief Financial Officer

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